Exhibit 10.1

POLYCOM, INC.

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of [DATE], by and between Polycom, Inc., a Delaware corporation (the “Company”), and [NAME] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

WHEREAS, the Certificate of Incorporation permits and Bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Delaware law, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company in part in reliance on the Company’s Certificate of Incorporation and Bylaws; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued and effective service to the Company and, specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), and in order to induce Indemnitee to provide effective services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained which includes Indemnitee as a covered party, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions:

(a) Board: the Board of Directors of the Company.

(b) Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(c) Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(d) Expenses: any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

(e) Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of a subsidiary of the Company or of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.

(f) Independent Counsel: the person or body appointed in connection with Section 3.

(g) Proceeding: any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(h) Reviewing Party: the person or body appointed in accordance with Section 3.

(i) Voting Securities: any securities of the Company that vote generally in the election of directors.

2. Agreement to Indemnify.

(a) General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors, or applicable law. The only limitation that shall exist upon the Company’s obligations pursuant to this Section 2 shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined by a court of competent jurisdiction in a final judgment, not subject to appeal, to be unlawful.

(b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

(c) Expense Advances. If so requested by Indemnitee, the Company shall advance (within ten business days of such request) any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Indemnitee shall qualify for such Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Until it is so finally determined by the court that Indemnitee is not entitled indemnification, Indemnitee shall not be required to repay such Expense Advances to the Company and Indemnitee shall continue to receive Expense Advances pursuant to this Section 2(c). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. To the extent permissible under third party policies, the Company agrees that invoices for Expense Advances shall be billed in the name of and be payable directly by the Company.

(d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Attorneys’ fees and expenses shall not be prorated but shall be deemed to apply to the portion of indemnification to which Indemnitee is entitled.

(f) Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state, or local laws; provided, however, that notwithstanding any limitation set forth in this Section 2(f) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 2(c) to receive Expense Advances hereunder with respect to any such Proceeding unless and until a court having jurisdiction over the Proceeding shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

3. Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Reviewing Party shall be Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee

(other than in connection with indemnification matters) within the last three years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Indemnification Process and Appeal.

(a) Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under Section 145 of the Delaware General Corporation Law.

(b) Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within thirty (30) days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in the Court of Chancery of the State of Delaware seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4(b) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate that the Company is bound by all the provisions of this Agreement.

(c) Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company to establish by clear and convincing evidence that Indemnitee is not so entitled to indemnification. It is the parties’ intention that if Indemnitee commences legal proceedings to secure a judicial determination that Indemnitee should be indemnified under this Agreement or applicable law, the question of Indemnitee’s right to indemnification shall be for the court to decide, as a de novo trial on the merits and Indemnitee shall not be prejudiced in any way by reason of an adverse determination. In addition, neither the failure of the Reviewing Party or the Company (including its

Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(d) To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or advancement of expenses) hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification (or advancement of expenses) under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and the Reviewing Party shall have the burden of proof to overcome that assumption by clear and convincing evidence in connection with the making of any determination contrary to that presumption.

(e) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for

(a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

(b) recovery under directors’ and officers’ liability insurance policies maintained by the Company, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

6. Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation, transition costs associated with the Company’s assumption of the defense, or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii), (iii) and (iv) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. The Company shall promptly notify Indemnitee once the Company has received an offer or intends to make an offer to settle any such Proceeding and the Company shall provide Indemnitee as much time as reasonably practicable to consider such offer; provided, however Indemnitee shall have no less than three (3) business days to consider the offer. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7. Establishment of Trust. In the event of a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) the Company shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the trustee of the Trust (the “Trustee”) shall advance, within ten business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation, Bylaws, applicable law, or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change without any further action by the parties hereto.

9. Liability Insurance.

(a) The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to section 9(b), shall use reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers and Indemnitee shall be a covered party under such insurance to the maximum extent of the coverage available for any director or officer of the Company.

(b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage is reduced by exclusions so as to provide an insufficient benefit.

10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

11. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Binding Effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding.

15. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.

17. Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “ Chancery Court”), (ii) consent to submit to the exclusive jurisdiction of the Chancery Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (iii) waive any objection to the venue of any such action or proceeding in the Chancery Court.

18. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Polycom, Inc.

4750 Willow Road

Pleasanton, CA 94588

Attention: Chief Executive Officer

and to Indemnitee at:

[INDEMNITEE ADDRESS]

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

POLYCOM, INC.,
a Delaware corporation

By:
Robert C. Hagerty,
President and Chief Executive Officer

INDEMNITEE

[NAME]